For period ending  March 31, 2012

File number 811-02319    Fort Dearborn Income Securities, Inc.

77. A. Is the Registrant filing any of the following attachments with the current
  filing of Form N-SAR?  (ANSWER FOR ALL SERIES AS A GROUP)   Y

 For period ending   March 31, 2012  Exhibit 77(a) and (c)

File number 811-02319

Item 77C(a) and (c): Registrant incorporates by reference Registrant's Proxy Statement dated November 3, 2011, filed October 28, 2011 (Accession No. 0001104659-11-058751).

For period ending   March 31, 2012  Exhibit 77(c)

File number 811-02319

On December 2, 2011, the shareholders of Fort Dearborn Income Securities, Inc. elected board members at an annual meeting of shareholders. Pursuant to Instruction 2 of Sub-Item 77C of Form N-SAR, it is not necessary to provide in this exhibit details concerning shareholder action regarding the election of directors since there were no solicitations in opposition to the registrants nominees and all of the nominees were elected.  T
Below is an excerpt from a press release dated December 2, 2011 regarding the Results from the Annual meeting:

 Fort Dearborn Income Securities, Inc. held its annual shareholder meeting on Friday December 2, 2011 at which the shareholders elected five directors.
All five directors were elected for one-year terms as follows:

For
Withhold
Adela Cepeda
6,903,916
380,231
Frank K. Reilly
6,922,677
361,470
Edward M. Roob
6,903,252
380,895
Abbie J. Smith
6,884,535
399,611
J. Mikesell Thomas
6,886,539
397,608

..